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                                                                   EXHIBIT 10(5)

                              PHARMACIA CORPORATION

                 FOUNDERS PERFORMANCE CONTINGENT SHARES PROGRAM

              As amended and restated effective September 17, 2002

                                   ARTICLE 1
                                    PURPOSE

                  The Board of Directors of Pharmacia Corporation (the "Company") has adopted the Pharmacia Corporation Founders Performance Contingent Shares Program (the "Program"), amended and restated effective September 24, 2001, and hereby further amends the Program. The Program is implemented to promote an identity of interest between the Company and selected key senior officers and to encourage the officers to contribute toward the Company's growth. This Program is implemented in connection with the Pharmacia Corporation Management Incentive Plan (formerly the Monsanto Management Incentive Plan of
1996). All shares of Company stock authorized to be granted under this Program shall be issued under the Management Incentive Plan or such other shareholder-approved equity compensation plan as the Committee (as defined below) shall determine.

                                    ARTICLE 2
                                   DEFINITIONS

         2.1 "Account" means, with respect to a Participant, an account established on the books of the Company pursuant to Article 4.

         2.2 "Affiliate" means any firm, partnership, or corporation that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Company.

         2.3 "Beneficiary" means the beneficiary designated by the Participant to receive any Share Units that are payable upon the death of the Participant.

         2.4 "Board" means the Board of Directors of the Company.

         2.5 "Change in Control" means the first to occur of any of the following events:

                  (a) The acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 33% or more of either (i) the then outstanding shares of Common




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Stock of the Company (the "Outstanding Company Common Stock") or (ii) the
combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions of Outstanding Company Common Stock or Outstanding Company Voting Securities shall not constitute a Change in Control: (A) any acquisition by the Company, (B) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (C) any acquisition by any corporation pursuant to a reorganization, merger or consolidation involving the Company, if immediately after such reorganization, merger or consolidation, each of the conditions described in clauses (i), (ii) and (iii) of subsection (3) of this Section shall be satisfied; and provided, further that, for the purposes of clause (A), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 33% or more of the Outstanding Company Common Stock or 33% or more of the Outstanding Company Voting Securities by reason of any acquisition of Outstanding Company Common Stock or Outstanding Company Voting Securities by the Company and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Company Common Stock or any additional Outstanding Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control; or

                  (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided, however, that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least three-quarters of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be deemed to have been a member of the Incumbent Board; and provided, further, that no individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall be deemed to have been a member of the Incumbent Board; or

                  (c) Approval by the stockholders of the Company of a reorganization, merger or consolidation involving the Company unless, in any such case, immediately after such reorganization, merger or consolidation, (i) more than 50% of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and more than 50% of the combined voting power of the then outstanding securities of such corporation

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entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals or entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation and in substantially the same proportions relative to each other as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or the corporation resulting from such reorganization, merger or consolidation (or any corporation controlled by the Company), or any Person which beneficially owned, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 33% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 33% or more of the then outstanding shares of common stock of such corporation or 33% or more of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors and
(iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such reorganization, merger or consolidation; or

                  (d) Approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, immediately after such sale or other disposition, (A) more than 50% of the then outstanding shares of common stock thereof and more than 50% of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such sale or other disposition and in substantially the same proportions relative to each other as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be,
(B) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or such corporation (or any corporation controlled by the Company), or any Person which beneficially owned, immediately prior to such sale or other disposition, directly or indirectly, 33% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 33% or more of the then outstanding shares of common stock thereof or 33% or more of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors and (C) at

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least a majority of the members of the Board of Directors thereof were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition (or were approved directly or indirectly by the Incumbent Board).

         2.6 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         2.7 "Committee" means the Compensation Committee of the Board.

         2.8 "Company" means Pharmacia Corporation and its successors by merger or otherwise.

         2.9 "Company Stock" means shares of Common Stock of the Company.

         2.10 "Disabled" or "Disability" means a mental or physical condition that qualifies a Participant for total and permanent disability benefits under a Company sponsored long-term disability plan.

         2.11 "Effective Date" means June 1, 2000.

         2.12 "Fair Market Value" means the average of the highest and lowest price per share of the Company Stock on the New York Stock Exchange (the "NYSE"), or such other national securities exchange as may be designated by the Committee, on the applicable date, or, if there are no sales of Company Stock on the NYSE on such date, then the average of the highest and lowest price per share of the Company Stock on the last previous day on which a sale on the NYSE is reported; provided that the Committee may determine that the Fair Market Value price may be based upon the average of the highest and lowest price of the Company Stock (or depositary receipts evidencing ownership of such Company Stock) on stock exchanges outside the United States with respect to any Participants who are foreign nationals.

         2.13 "Participant" means any key senior officer who is selected by the Committee to participate in the Program.

         2.14 "Peer Group" shall have the meaning described in Section 4.3.

         2.15 "Performance Goals" shall have the meaning set forth in Section
4.2.

         2.16 "Performance Period" shall have the meaning set forth in Section 4.2.

         2.17 "Program" means the Pharmacia Corporation Founders Performance Contingent Shares Program, as set forth herein and as it may be amended from time to time.

         2.18 "Savings Plus Plan" means the Pharmacia Savings+Plus Plan.

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         2.19 "Share Unit" means a phantom share, which shall be equivalent to one share of Company Stock.

         2.20 "Target Award" means the target incentive award determined by the Committee for each Participant as described in Section 4.1.

                                    ARTICLE 3
                                  PARTICIPATION

                  The Committee shall select the key senior officers who shall participate in the Program. The initial list of Program Participants is set forth on Exhibit A. Each Participant shall be a member of a select group of management or highly compensated employees within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1976, as amended ("ERISA").

                                    ARTICLE 4
                        TARGET AWARDS; PERFORMANCE GOALS

         4.1 Target Awards. The Committee shall establish for each Participant a Target Award that will be payable if and to the extent that the Company attains the Performance Goals for the Performance Period or otherwise in connection with a Change in Control. Each Target Award shall be stated as a number of Share Units. As of the Effective Date, the Company shall credit to each Participant's Account on its records a number of Share Units equal to the Target Award.

         4.2 Performance Goals. The Performance Goals shall be based on (i) the Company's total shareholder return ranking as compared to its Peer Group for the Performance Period and (ii) the Company's achievement of its targeted five-year compounded shareholder return for the Performance Period, all as set forth on Exhibit B. The Performance Period is the five-year period beginning January 1, 2000 and ending December 31, 2004. The Committee may adjust the Performance Goals as it deems appropriate to take into account corporate transactions or other extraordinary events that occur during the Performance Period.

         4.3 Peer Group. The Peer Group consists of the following companies:

                       American Home Products Corporation
                       Bristol-Myers Squibb Company
                       Eli Lilly and Company
                       Johnson & Johnson
                       Merck & Company, Inc.
                       Pfizer, Inc.
                       Schering-Plough Corporation

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The Committee may adjust the Peer Group from time to time as it deems appropriate, including by adding, deleting or replacing companies, to take into account mergers and other changes in the companies consisting of the Peer Group.

                                    ARTICLE 5
                             VESTING OF SHARE UNITS

         5.1 Vesting. At the end of the Performance Period, the Committee will determine whether and to what extent the Performance Goals have been met and the percentage of the Target Awards that will vest according to the matrix described on Exhibit B. The Target Award of each Participant who is then employed by the Company or an Affiliate shall vest according to the Company's achievement of the Performance Goals. The Committee shall rely on the audited financial statements of the Company and its Affiliates to determine whether and to what extent the Performance Goals are met.

         5.2 Adjustment of Share Units. If the Company's attainment of the Performance Goals results in vesting of less than 100% according to Exhibit B, the Committee shall deduct from each Participant's Account a number of Share Units such that the Share Units credited to each Participant's Account equals the vested percentage of the Target Award. The Share Units deducted from each Participant's Account shall be forfeited. If the Company's performance results in vesting of more than 100%, the Committee will credit to each Participant's Account additional Share Units such that the number of Share Units credited to each Participant's Account equals the vested percentage of the Target Award.

         5.3 Employment. Except as provided in Sections 5.4, 5.5 or 5.6 below, a Participant must be employed by the Company or an Affiliate through December 31, 2004 in order to be eligible for vesting of Target Awards. Share Units relating to vested Target Awards shall be distributed after termination of employment as described in Article 7.

         5.4 Death or Disability. If a Participant dies or becomes Disabled during the Performance Period while the Participant is employed by the Company or an Affiliate, a pro rata portion of the Participant's Target Award shall become vested and shall be distributed according to Article 7. The pro rata portion shall be determined by multiplying the Target Award (at 100%) by a fraction, the numerator of which is the number of full months after June 1, 2000 during which the Participant was employed by the Company or an Affiliate before his or her death or Disability and the denominator of which is 55. The remaining Share Units relating to the Target Award shall be forfeited. If a Participant dies or becomes Disabled after the end of the Performance Period, the vested Share Units then credited to the Participant's Account shall be distributed according to Article 7.

         5.5 Change in Control. If a Change in Control (which in the event of a Change in Control as described in Sections 2.5(c) or (d) herein shall mean the

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consummation of such transactions as approved by the Company's stockholders)
occurs during the Performance Period, the following provisions shall apply:

                  (a) The Target Award of Participants who are then employed by the Company or an Affiliate shall become fully vested as of the Change in Control. The amount of the Target Award that shall become fully vested in the event of a Change in Control shall be the greater of (i) 100% of the Participant's Target Award or (ii) the percentage of the Target Award that would have vested had the Performance Period ended on the day before the Change in Control, based on the Company's achievement of the Performance Goals through that date, as determined by the Committee. The Company shall credit to each Participant's Account any additional Share Units necessary to make the number of Share Units credited to the Participant's Account equal the vested percentage of the Target Award. The Performance Period shall be considered to have ended on the day before the Change in Control. Each Participant shall be entitled to receive a distribution of his or her vested Share Units after termination of employment as described in Article 7.

                  (b) If a Participant remains employed by the Company or an Affiliate for a period of two years following the Change in Control (the "CIC Period") or, is involuntarily terminated (which term shall be deemed to include for all purposes under this Program, as applicable, a termination for Good Reason (as such term is defined in the Participant's employment agreement) other than for cause (as defined below), within two years after the Change in Control, the Participant's Share Units earned for the Performance Period will be increased to 125% of the Participant's Target Award for the Performance Period, if such amount is greater than the Share Units previously calculated for the Performance Period pursuant to subsection (a) above. The Company will credit any additional Share Units to the Participant's Account immediately upon the earlier of (i) the second anniversary of the Change in Control or (ii) the date the Participant's employment is involuntarily terminated without cause.

                  For purposes of this Section 5.5, the term "cause" shall have the meaning given that term in the written employment agreement between the Participant and the Company or an Affiliate as in effect on the date of the Participant's termination of employment.

         5.6 Discretionary Acceleration. Notwithstanding the foregoing, except upon a Change in Control, the Committee shall have the right at any time to accelerate the vesting of Target Awards on a pro-rated basis and terminate the Performance Period early, as the Committee deems appropriate.


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                                    ARTICLE 6
                                    DIVIDENDS

                  If a dividend is declared with respect to shares of the Company's Stock, the amount of the dividend that would have been distributed with respect to the Share Units allocated to each Participant's Account, had each such Unit been a share of Company Stock, shall be converted into additional Share Units based on the Fair Market Value of the Company Stock on the date the dividend is paid. The additional Share Units shall be credited to the Participant's Account as of the date the dividend is paid. All Share Units attributable to dividends shall become vested, or shall be forfeited, according to the vesting of the Share Units to which they relate.

                                    ARTICLE 7
                             RIGHT TO DISTRIBUTIONS

         7.1 Termination of Employment During the Performance Period. If a Participant ceases to be employed by the Company and its Affiliates during the Performance Period for any reason (other than as described in Section 5.4 or 5.5), the Participant's Share Units (and Target Award) shall be forfeited as of the date on which the Participant ceases to be employed by the Company and its Affiliates. No payments shall be made to the Participant under the Program.

         7.2 Termination of Employment After the Performance Period. If a Participant ceases to be employed by the Company and its Affiliates after the end of the Performance Period for any reason, the vested Share Units then credited to the Participant's Account shall be distributed to the Participant as described below.

         7.3 Form of Distribution. If a Participant's employment terminates under circumstances described above that entitle the Participant to a distribution of Share Units, the Company shall pay to the Participant, in the form of whole shares of Company Stock, that number of shares of Company Stock that equals the number of vested whole Share Units then credited to the Participant's Account. The Company shall pay to the Participant in cash an amount attributable to fractional Share Units. Except for amounts attributable to fractional Share Units, a Participant shall not receive any cash payments under the Program. Payments shall be subject to tax withholding as described in
Section 10.7 and shall be made at the time or times described in Section 7.4, 7.5, 7.6 or 7.7, as applicable.

         7.4 Timing of Distribution. A terminated Participant's vested Share Units shall be distributed in one of the following methods, as elected by the Participant in writing either in his or her initial grant agreement or in a separate election made at least three months prior to the beginning of the calendar year in which distribution is to occur: (i) in a lump sum or (ii) in annual installments not in excess of 10, as elected by the Participant. Any lump sum benefit payable in accordance with this Section shall be paid in, but not later than January 31 of, the calendar year following the calendar year in which occurs the Participant's

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termination of employment. Annual installment payments, if any, shall commence not later than January 31 of the calendar year following the calendar year in which occurs the Participant's termination of employment, in an amount equal to
(i) the value of the Participant's vested Account as of the last business day of the calendar year preceding the date of payment, divided by (ii) the number of annual installment payments elected by the Participant in the grant agreement or election form. The remaining annual installments shall be paid not later than January 31 of each succeeding calendar year in an amount equal to (i) the value of the Participant's vested Account as of the last business day of the immediately preceding calendar year divided by (ii) the number of installments remaining. A Participant may change the election regarding the manner of payment as described in this Section 7.4 at any time prior to October 1 of the calendar year in which occurs the Participant's termination of employment.

         7.5 Death of Participant Prior to the Commencement of Benefits. In the case of a Participant who dies prior to the commencement of benefits pursuant to
Section 7.4, distribution of the Participant's vested Account shall be made, as elected by the Participant in the grant agreement or as may have been changed by the Participant, (a) in a lump sum as soon as practicable following the Participant's death, or (b) in the manner and at such time as such Account would otherwise have been distributed in accordance with this Article 7. The amount of any annual installment benefit payable in accordance with this Section shall equal (a) the value of such vested Account as of the last business day of the calendar month immediately preceding the date on which such installment is paid, divided by (b) the number of annual installments to be paid pursuant to the election of the Participant in the grant agreement or as may have been changed by the Participant.

         7.6 Death of Participant After Benefits Have Commenced. In the event a Participant dies after annual installment benefits payable under Section 7.4 have commenced, but before the entire balance of the Participant's vested Account has been paid, any remaining installments shall continue to be paid to the Participant's Beneficiary at such times and in such amounts as they would have been paid to the Participant had the Participant survived.

         7.7 Change in Control. In the event of a Change in Control, the Committee may determine that all Participants' vested Share Units will be distributed in a lump sum payment at a date designated by the Committee.

         7.8 Deferral of Distributions. Each Participant may elect to defer his or her entire vested Account balance under this Plan under the terms of the Savings Plus Plan. Such an election shall be made in the manner determined by the Committee or its delegate and shall become effective twelve months after it is filed or, if such election is made during Fall 2002 Open Enrollment, it shall become effective as of a Change in Control, if earlier. Any deferral made under this section shall cause the Fair Market Value of all of the Participant's vested Share Units to be credited to an account under the Savings Plus Plan for the Participant as of the

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effective date of such election. If such an election is made, the Fair Market
Value of any Share Units becoming vested after such an election is in effect shall be credited to an account under the Savings Plus Plan for the Participant as of the date such Share Units become vested. Such deferral shall be deemed to be invested in the investment options available under the Savings Plus Plan in accordance with the Participant's then current election applicable to new deferrals under the Savings Plus Plan. All of the applicable terms, provisions, and elections of the Savings Plus Plan shall govern any amount deferred under this section and from and after the time of such deferral, no benefit shall be payable from this Plan.

                                   ARTICLE 8
                               FUNDING AND SHARES

         8.1 Unfunded Status of Program. The Program is intended to constitute an unfunded plan of deferred compensation for Participants. Benefits payable hereunder shall be payable out of the general assets of the Company, and no segregation of any assets for such benefits shall be made. Notwithstanding any segregation of assets or transfer to a grantor trust, with respect to any payments not yet made to a Participant, nothing contained herein shall give any such Participant any rights to assets that are greater than those of a general unsecured creditor of the Company. No Participant or other person shall under any circumstance shall acquire any property interest in any specific assets of the Company.

         8.2 Shares. All shares of Company Stock authorized for payment under this Program shall be paid from the Pharmacia Corporation Management Incentive Plan (formerly the Monsanto Management Incentive Plan of 1996), or such other shareholder-approved equity compensation plan as the Committee determines.

         8.3 Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation in which the Company is the surviving corporation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company's payment of an extraordinary dividend or distribution, the number of shares covered by outstanding Share Units and Target Awards and the kind of shares covered by Share Units and Target Awards may be appropriately adjusted or substituted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock. Any adjustments determined by the Committee shall be final, binding and conclusive.


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                                   ARTICLE 9
                    ADMINISTRATION OF THE PLAN AND DISCRETION

         9.1 Committee Powers. The Committee shall have full power and authority to interpret the Program, to prescribe, amend and rescind any rules, forms and procedures as it deems necessary or appropriate for the proper administration of the Program and to make any other determinations, including factual determinations, and to take any other such actions as it deems necessary or advisable in carrying out its duties under the Program. All action taken by the Committee arising out of, or in connection with, the administration of the Program or any rules adopted thereunder, shall, in each case, lie within its sole discretion, and shall be final, conclusive and binding upon the Company, the Committee, all Employees, all Beneficiaries and all other persons and entities having an interest therein.

         9.2 Discretion. Decisions, actions or interpretations to be made under the Program by the Committee shall be made in its sole discretion, not as a fiduciary and need not be uniformly applied to similarly situated individuals and shall be final, binding and conclusive on all persons interested in the Program. Nothing contained in this Program and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between the Company or the Committee and any Participant or any other person. To the extent that any person acquires a right to receive payment from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

                                   ARTICLE 10
                                  MISCELLANEOUS

         10.1 Amendment and Termination. The Program may be amended, suspended, or terminated at any time by the Board or its delegate; provided, however, that no such amendment, suspension, or termination shall adversely affect the rights of any Participant with respect to Share Units that have vested as of the effective date of such amendment, suspension, or termination.

         10.2 Claims Procedure.

                  (a) Claim. A person who believes that he is being denied a benefit to which he is entitled under the Program (hereinafter referred to as a "Claimant") may file a written request for such benefit with the Committee, setting forth the claim, within sixty days after the Claimant's benefit is denied.

                  (b) Claim Decision. Upon receipt of a claim, the Committee shall advise the Claimant that a reply will be forthcoming within ninety days and shall deliver such reply within such period. The Committee may, however, extend the reply period for an additional ninety days for reasonable cause. If the claim is denied in whole or in part, the Claimant shall be provided a written opinion, using language calculated to be understood by the Claimant, setting forth:

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                           (i) The specific reason or reasons for such denial;

                           (ii) The specific reference to pertinent provisions of this Program on which such denial is based;

                           (iii) A description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation why such material or such information is necessary;

                           (iv) Appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and

                           (v) The time limits for requesting a review under subsection (c) and for review under subsection (d) hereof.

                  (c) Request for Review. Within sixty days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Board review the determination of the Committee. The Claimant or his duly authorized representative may review the pertinent documents and submit issues and comment in writing for consideration by the Board. If the Claimant does not request a review of the initial determination within such sixty-day period, the Claimant shall be barred and estopped from challenging the determination.

                  (d) Review of Decision. Within sixty days after the Board's receipt of a request for review, it will review the initial determination. After considering all materials presented by the Claimant, the Board will render a written opinion, written in a manner calculated to be understood by the Claimant, setting forth the specific reasons for the decision arid containing specific references to the pertinent provisions of this Program on which the decision is based. If special circumstances require that the sixty day time period be extended, the Board will so notify the Claimant and will render the decision as soon as possible, but no later than one hundred twenty days after receipt of the request for review.

         10.3 Designation of Beneficiary. Each Participant may designate a Beneficiary (which may be an entity other than a natural person) to receive any payments which may be made following the Participant's death. Such designation may be changed or canceled at any time without the consent of any such Beneficiary. Any such designation, change or cancellation must be made in a form approved by the Committee and shall not be effective until received by the Committee, or its designee. If no Beneficiary has been named, or the designated Beneficiary shall have predeceased the Participant, the Beneficiary shall be the Participant's estate. If a Participant designates more than one Beneficiary, the interests of such Beneficiaries shall be paid in equal shares, unless the Participant has specifically designated otherwise.

         10.4 Limitation of Participant's Right. Nothing in this Program shall be construed as conferring upon any Participant any right to continue in the

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employment of the Company, nor shall it interfere with the rights of the Company to terminate the employment of any Participant or to take any personnel action affecting any Participant without regard to the effect which such action may have upon such Participant as a recipient or prospective recipient of benefits under the Program. Any amounts payable hereunder shall not be deemed salary or other compensation to a Participant for the purposes of computing benefits to which the Participant may be entitled under any other arrangement established by the Company for the benefit of its employees.

         10.5 No Limitation on Company Actions. Nothing contained in the Program shall be construed to prevent the Company from taking any action that is deemed by it to be appropriate or in its best interest. No Participant, Beneficiary, or other person shall have any claim against the Company as a result of such action.

         10.6 Nonalienation of Benefits. No Participant or Beneficiary shall have the power or right to transfer (other than by will, the laws of descent and distribution or Beneficiary designation upon death), alienate, or otherwise encumber the Participant's interest under the Program. The Company's obligations under this Program may be assigned to any corporation or other entity which acquires all or substantially all of the Company's assets or any corporation or other entity into which the Company may be merged or consolidated. The provisions of the Program shall inure to the benefit of each Participant and the Participant's Beneficiaries, heirs, executors, administrators or successors in interest.

         10.7 Withholding of Taxes. The Company may make such provisions and take such action as it may deem necessary or appropriate for the withholding of any taxes which the Company is required by any law or regulation of any governmental authority, whether Federal, state or local, to withhold in connection with any benefits under the Program, including, but not limited to, the withholding of appropriate sums from any amount otherwise payable to the Participant (or Beneficiary). Each Participant, however, shall be responsible for the payment of all individual tax liabilities relating to any such benefits. A Participant may elect to satisfy the Company's income tax withholding obligations with respect to payments under the Program by having shares of Company Stock withheld from his or her distribution up to an amount that does not exceed the Participant's minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities.

         10.8 Severability. If any provision of this Program is held unenforceable, the remainder of the Program shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Program.

         10.9 Governing Law. The Program shall be construed in accordance with and governed by the laws of the State of New Jersey, without reference to the principles of conflict of laws.

         10.10 Headings. Headings are inserted in this Program for convenience of reference only and are to be ignored in the construction of the provisions of the Program.

         10.11 Gender, Singular and Plural. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, or neuter, as the identity of the person or persons may require. As the context may require, the singular may read as the plural and the plural as the singular.

         10.12 Notice. Any notice or filing required or permitted to be given to the Committee under the Program shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the Human Resources Department, or to such other address as the Committee may designate from time to time. Such notice shall be deemed given as to the date of delivery, or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

                              PHARMACIA CORPORATION

                 FOUNDERS PERFORMANCE CONTINGENT SHARES PROGRAM

                                    EXHIBIT A

                                  PARTICIPANTS

                 Fred Hassan
                 Goran Ando
                 Chris Coughlin
                 Carrie Cox
                 Phil Needleman
                 Tim Rothwell

                                    EXHIBIT B

      Pharmacia Corporation Founders Performance Contingent Shares Program
                                1/1/00 - 12/31/04

5 Years Quartile Ranking
Total Shareholder Return
vs. Peer Group

------------------------------------------------------------------
Q1      50.0%     65.0%     75.0%     85.0%      105.0%     110.0%
------------------------------------------------------------------
Q2      25.0%     60.0%     70.0%     80.0%      100.0%     105.0%
------------------------------------------------------------------
Q3      0.0%      30.0%     35.0%     40.0%       50.0%     55.0%
------------------------------------------------------------------
Q4      0.0%       0.0%     5.0%      10.0%       15.0%     20.0%
------------------------------------------------------------------
         11%       12%       13%       14%         15%       16%

                    5 Year Compounded Growth
                  in Total Shareholder Return

NOTE - Industry Growth Projected at 11%